Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HSBC Holdings plc

We consent to the incorporation by reference in the registration statements (numbers: 333-10474, 333-92024, 333-102027, 333-103887, 333-104203, 333-109288, 333-113427, 333-127327, 333-126531, 333-135007, 333-143639, 333-145859, 333-155338, 333-158054, 333-158065, 333-162565, 333-170525 and 333- 176732) of our report dated 27 February 2011, with respect to the consolidated balance sheets of HSBC Holdings plc and its subsidiary undertakings as at 31 December 2011 and 2010, and the related consolidated income statements, consolidated statements of cash flows, consolidated statements of comprehensive income and consolidated statements of changes in equity, for each of the years in the three-year period ended 31 December 2011, and the effectiveness of internal control over financial reporting as at 31 December 2011, which report appears in the 31 December 2011 Annual Report on Form 20-F of HSBC Holdings plc.

/s/ KPMG Audit Plc

KPMG Audit Plc

London, England

7 March 2012